As filed with the Securities and Exchange Commission on September 24, 2002

Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THERMA-WAVE, INC.

(Exact name of registrant as specified in its charter)

           Delaware                                  94-3000561
(State or Other Jurisdiction of                   (I.R.S. Employer
Incorporation or Organization)                 Identification Number)

           1250 Reliance Way
          Fremont, California                          94539
(Address of Principal Executive Offices)             (Zip Code)

THERMA-WAVE, INC. 2000 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

L. RAY CHRISTIE
Secretary and Chief Financial Officer
Therma-Wave, Inc.
1250 Reliance Way
Fremont, California 94539
(Name and Address of Agent for Service)

(510) 668-2200
(Telephone Number, including Area Code of Agent for Service)

Copy to:
Eva Herbst Davis, Esq.
Kirkland & Ellis
777 South Figueroa Street
Los Angeles, California 90017
(213) 680-8400

CALCULATION OF REGISTRATION FEE

---------------------------------------- --------------- ------------------ -----------------  -------------
                                                          Proposed Maximum  Proposed Maximum    Amount of
       Title of Securities to be          Amount to be   Offering Price Per     Aggregate      Registration
               Registered                  Registered        Share (1)      Offering Price (1)      Fee
---------------------------------------- --------------- ------------------ -----------------  -------------
 Common Stock, par value $.01 per share  292,107 shares        $1.21           $351,988             $33
---------------------------------------- --------------- ------------------ -----------------  -------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and (h)(1) of the Securities Act of 1933, as amended (the "Securities Act"). The price per share and aggregate offering price are calculated based upon the average of the high and low prices of the Registrant's Common Stock on September 19, 2002 as reported on the NASDAQ National Market.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information filed with the Securities and Exchange Commission(the "Commission") pursuant to the Securities Exchange Act of 1934(the "Exchange Act"):

1. The Registratant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed with the Commission on June 20, 2002 (File No. 000-26911); and

2. The Registratant's Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2002; and

3. The Registratant's Current Report on Form 8-K filed with the Commission on August 14, 2002; and

4. All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

5.1   Opinion of Kirkland & Ellis with respect to the legality of the shares of the common stock being registered hereby.

23.1  Consent of Independent Accountants.

23.2  Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this
      Registration Statement.

24.1  Powers of Attorney is contained on the signature pages.

99.1  2000 Equity Incentive Plan.*

99.2  Amendment No. 1 to the 2000 Equity Incentive Plan.**

* Incorporated by reference to the Registration Statement of Therma-Wave, Inc.
on Form S-1 (File No. 333-76019) filed on February 2, 2000.

** Incorporated by reference to the Registration Statement of Therma-Wave, Inc.
on Form S-8 (File No. 333-83282) filed on February 22, 2002.

Signatures

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on September 23, 2002.

THERMA-WAVE, INC.

By:   /s/ L. Ray Christie
   ------------------------
     L. Ray Christie

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin M. Schwartz and L. Ray Christie, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact an agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in- fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the date indicated.

        Signature                               Title                             Date
-------------------------- ------------------------------------------------ -----------------

/s/ Martin M. Schwartz     President, Chief Executive Officer and Director  September 23, 2002
--------------------------          (Principal Executive Officer)
Martin M. Schwartz

/s/ L. Ray Christie            Vice President, Chief Financial Officer      September 23, 2002
--------------------------   (Principal Financial and Accounting Officer)
L. Ray Christie

/s/ Frank Alvarez                              Director                     September 23, 2002
--------------------------
Frank Alvarez

/s/ David Aspnes                               Director                     September 23, 2002
--------------------------
David Aspnes

/s/ G. Leonard Baker, Jr.                      Director                     September 23, 2002
--------------------------
G. Leonard Baker, Jr.

/s/ David Dominik                              Director                     September 23, 2002
--------------------------
David Dominik

/s/ John D'Errico                              Director                     September 23, 2002
--------------------------
John D'Errico

/s/ Talat F. Hasan                             Director                     September 23, 2002
--------------------------
Talat F. Hasan

/s/ Ian K. Loring                              Director                     September 23, 2002
--------------------------
Ian K. Loring

EXHIBIT INDEX

Exhibit
  No.     Description of Document
-------   ------------------------

  5.1     Opinion of Kirkland & Ellis with respect to the legality of the of the common stock being registered hereby.

 23.1     Consent of Independent Accountants.

 23.2     Consent of Kirkland & Ellis is contained in Exhibit 5.1 to this
          Registration Statement.

 24.1     Powers of Attorney is contained on the signature pages.

 99.1     2000 Equity Incentive Plan.*

 99.2     Amendment No. 1 to the 2000 Equity Incentive Plan.**

----------

* Incorporated by reference to the Registration Statement of Therma-Wave, Inc.
on Form S-1 (File No. 333-76019) filed on February 2, 2000.

** Incorporated by reference to the Registration Statement of Therma-Wave, Inc.
on Form S-8 (File No. 333-83282) filed on February 22, 2002.

Exhibit 5.1

[Letterhead of Kirkland & Ellis]

September 19, 2002

Therma-Wave, Inc.
1250 Reliance Way
Fremont, California 94539

Re: Therma-Wave, Inc.

Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to Therma-Wave, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of up to 292,107 shares (the "Shares") of its common stock, par value $0.01 per share, to be issued and sold by the Company under a Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Shares are to be issued under the Company's 2000 Equity Incentive Plan (the "Plan").

In that connection, we have examined such corporate proceedings, documents, records and matters of law as we have deemed necessary to enable us to render this opinion.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others. For purposes of numbered paragraph 1, we have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by such certificates.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the internal laws of the State of California, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion:

(1) The Company is a corporation existing and in good standing under the laws of the State of Delaware.

(2) The Shares are duly authorized and reserved for issuance under the Plan, and, when (i) the Registration Statement becomes effective under the Act, (ii) the Shares have been duly executed and delivered on behalf of the Company countersigned by the Company's transfer agent/registrar and (iii) the Shares are issued in accordance with the terms of the Plan upon receipt of the consideration to be paid therefor of at least $0.01 per share, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the State of California, the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you pursuant to the applicable rules and regulations promulgated under the Act in connection with the filing of the Registration Statement.

Very truly yours,

/s/ Kirkland & Ellis

KIRKLAND & ELLIS

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2002, relating to the consolidated financial statements and financial statement schedule of Therma-Wave, Inc., which appears in Therma-Wave, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
September 19, 2002